Exhibit 99.1

REPAY Announces the Acquisition of Ventanex

Upsizes Existing Credit Facility to $345 million

ATLANTA, February 10, 2020 — Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY”), a leading provider of vertically-integrated payment solutions, today announced the acquisition of Ventanex for up to $50 million, of which $36 million was paid at closing. The remaining $14 million may become payable upon the achievement of performance growth targets. The closing of the acquisition was financed with a combination of cash on hand and new borrowings under REPAY’s existing credit facility. As part of the financing for the transaction, REPAY has entered into an agreement with Truist Bank (formerly SunTrust Bank) and other members of its existing bank group to amend and upsize its existing credit facility by $115 million to provide additional capacity for growth.

Ventanex, founded in 2012 and headquartered in Dallas, TX, is an integrated payments solutions provider to the consumer finance and B2B healthcare verticals. Ventanex’s technology platform offers inbound and outbound omnichannel payment solutions and complex rules-based processing. Ventanex enables its clients to send and receive funds across numerous payment types, including but not limited to, ACH, debit card, credit card, virtual card, and check. The Ventanex solution is deeply integrated into its clients’ workflow via connectivity with their primary enterprise software solutions.

“The acquisition of Ventanex advances REPAY’s overarching strategy of being the preferred payments provider to high-growth verticals where our technology and payment capabilities serve as differentiators. The consumer finance and B2B healthcare markets will provide significant growth opportunities, as these verticals are in the early stages of a secular shift from legacy payment mediums to the more innovative and varied payment solutions in which we specialize. Additionally, Ventanex’s consumer finance and B2B focus aligns well with our existing client base, allowing us to provide both customer sets with more robust offerings,” said John Morris, CEO of REPAY. “We are eager to welcome the Ventanex team into the REPAY family and look forward to working together to grow our consumer finance and B2B healthcare businesses.”

“We are thrilled to partner with REPAY to accelerate our growth in the consumer finance and B2B healthcare verticals, as both markets are large and present numerous value creation opportunities. We expect the combination of our product suite and REPAY’s distribution capabilities to drive meaningful growth in our core markets,” said Chris Sanders, CEO of Ventanex.

Transaction Details

•	REPAY acquired Ventanex for $50 million

•	$36 million was paid at closing

•	Up to $14 million may become payable through two separate earnouts, which are dependent upon Ventanex’s performance for the 12-month periods ending December 31, 2020 and 2021

•	The acquisition was financed with a combination of cash on hand and new borrowings under REPAY’s existing credit facility

•

As part of the financing for the transaction, REPAY has entered into an agreement with Truist Bank and other members of its existing bank group to amend and upsize its current $230 million credit facility to $345 million

•	Approximately $255 million was outstanding under the credit facility at the closing of the Ventanex transaction

•	Combined net leverage is expected to approximate 3.7x on a post-transaction basis

•	In 2019, Ventanex is expected to generate approximate revenue, gross profit, and adjusted EBITDA of $12.00 million, $6.50 million, and $4.25 million, respectively

Strategic Rationale

•	New, Attractive, High-growth Markets

•	The consumer finance and B2B healthcare markets have large addressable markets and provide numerous technology-centered value creation opportunities

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Ventanex’s mortgage loan servicer focus materially expands REPAY’s addressable market by approximately $500 billion. Ventanex’s solution is integrated with the largest mortgage loan servicing platforms, including Black Knight and Fiserv

•	Ventanex’s foothold in the B2B healthcare vertical will allow REPAY to pursue the high-growth, $170 billion market for outbound healthcare payments

•	Cross Sell Opportunities

•	Similar client bases largely comprised of companies that service loans

•	Ventanex’s products are highly complementary to those of REPAY; therefore, bi-directional cross sell opportunities exist

•	Growth Acceleration

•	REPAY believes that its distribution, technology, and processing capabilities will accelerate new client wins

•	Additionally, REPAY expects continued professionalization and infrastructure investments to enable Ventanex to scale and move up-market on the customer dimension

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding REPAY’s industry and market sizes, future opportunities for REPAY, as well as the Ventanex estimated full year performance metrics. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the U.S. Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: a delay or failure to integrate and realize the benefits of the Ventanex acquisition and any difficulties associated with marketing products and services in the mortgage or B2B healthcare vertical markets in which REPAY does not have any experience; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets; risks relating to REPAY’s relationships within the payment ecosystem; the risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing and technology needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity and enhances the experience of electronic payments.

Contacts

Investor Relations Contact for REPAY:

repayIR@icrinc.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com